UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2018

THE MOSAIC COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 918-8270
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)(c)(e) On January 31, 2018, The Mosaic Company (“Mosaic”) announced that Richard L. Mack, Mosaic's Executive Vice President and Chief Financial Officer and its designated principal accounting officer, will be leaving Mosaic effective May 31, 2018. Effective January 31, 2018 he is no longer serving in his prior roles and has been appointed to the position of Senior Advisor through May 31, 2018. Mr. Mack’s departure is not related to any issues regarding the integrity of Mosaic’s financial statements or accounting policies and practices. Mr. Mack has agreed to continue to provide leadership and oversight with respect to Mosaic's Streamsong Resort®, first in his role as Senior Advisor and from June 1, 2018 through 2019 pursuant to a management services agreement with Mosaic.
Anthony T. Brausen, previously Mosaic's Vice President - Finance, has been appointed to serve as Mosaic's Senior Vice President - Finance and interim Chief Financial Officer effective January 31, 2018. He has also been designated as of that date as Mosaic's principal accounting officer.
Mr. Brausen, 58, has served as Mosaic’s Vice President - Finance since June 8, 2016. Prior to that time he served as Senior Vice President-Finance and Chief Accounting Officer since his appointment in December 2011. As Vice President - Finance, his responsibilities included Mosaic’s business unit finance, accounting, financial planning and analysis, information technology and financial reporting activities. Previously, as Senior Vice President - Finance and Chief Accounting Officer, his responsibilities included global accounting, financial planning and analysis, financial reporting, treasury, tax, internal audit (formally, risk advisory and assurance) and information technology. Prior to his December 2011 appointment, Mr. Brausen served as Vice President-Finance and Chief Accounting Officer since April 2006. Prior to joining Mosaic as an employee in February 2006, Mr. Brausen had been Vice President and Chief Financial Officer of Tennant Company, a designer, manufacturer and marketer of floor maintenance and outdoor cleaning equipment, chemical-free cleaning technologies, specialty surface coatings and related products, since March 2000. From 1989-2000, Mr. Brausen held several financial management positions, including Vice President and Treasurer, Assistant Controller and Director of Investor Relations, with International Multifoods Corporation, a diversified publicly-traded food processor and distributor. From 1981-1989, Mr. Brausen held various positions with KPMG LLP.
While Mr. Brausen previously notified Mosaic of his plans to retire in July 2019, we are currently in discussions with him regarding his compensation and tenure in connection with the change in his role. Once a new chief financial officer is brought in, Mr. Brausen has agreed to provide support and transition assistance to that individual through at least July 2019.
Any new or modified compensatory or severance arrangements that we enter into will be reported as required under applicable Securities and Exchange Commission rules and regulations.
The Compensation Committee of Mosaic’s Board of Directors has authorized Mosaic to enter into a separation agreement (the “Separation Agreement”) with Mr. Mack and terminate his existing Senior Management Severance and Change in Control Agreement, dated as of April 1, 2017, the form of which is filed as Exhibit 10.iii.d to Mosaic’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, as supplemented by a letter from Mosaic dated June 30, 2017 in the form of Exhibit 10.iii.d.2 to Mosaic’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. The Separation Agreement will provide that during the period from January 31, 2018 through May 31, 2018 (the “Separation Date”), Mr. Mack will continue to receive his current base salary and will confirm that Mr. Mack's bonus under Mosaic’s Management Incentive Plan for 2017 will be determined and paid in the ordinary course at the same time as other eligible employees are paid their bonuses. The Separation Agreement will also provide that in connection with the termination of his employment Mr. Mack is entitled to:

•	a payment of $1,736,100;

•
a payment of $1,500,000 in recognition of his past service to Mosaic, including in connection with the completion of Mosaic's acquisition of the global phosphate and potash operations of Vale S.A. conducted through Vale Fertilizantes S.A.;

•	a payment of $214,000 in lieu of receiving a bonus under Mosaic's 2018 Management Incentive Plan;

•
the ability to exercise his outstanding nonqualified stock options for a period of 60 months following the Separation Date with continued vesting of his outstanding and unvested options through their scheduled vesting dates;

•	health and dental benefits for up to a year;

•	executive level outplacement services; and

•	compensation for unused vacation.
The Separation Agreement will also include Mr. Mack’s agreement not to (1) disclose confidential information of Mosaic, and (2) for a period of 12 months following the Separation Date, (a) solicit our customers, dealers, employees and suppliers, or interfere with our business relationships, or (b) compete with us. In addition, Mr. Mack will be required to sign a full and complete release of all claims against Mosaic as a condition to receipt of the items listed above.

The Compensation Committee has also authorized Mosaic to enter into a management services agreement (the "Management Services Agreement") with Mr. Mack with a term beginning June 1, 2018 and continuing through December 31, 2019, unless renewed by the parties. Under the Management Services Agreement Mr. Mack will receive $25,000 per month during its term, plus agreed reimbursable expenses, in exchange for his agreement to provide professional management services relating to the operation and development of Mosaic's Streamsong Resort®.

Item 7.01.	Regulation FD Disclosure.
The following information is being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing:
On January 31, 2018, Mosaic issued a press release announcing Mr. Mack’s departure and Mr. Brausen’s new role with Mosaic. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release of The Mosaic Company, dated January 31, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: January 31, 2018	By:	/s/ Mark J. Isaacson
	Name:	Mark J. Isaacson
	Title:	Senior Vice President, General Counsel
and Corporate Secretary